Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-128625, 333-145825 333- 160619 and 333-180862) on Form S-8 of Aerosonic Corporation of our report dated April 30, 2012 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Aerosonic Corporation for the year ended January 31, 2012.

/s/ Mayer Hoffman McCann P.C.

Clearwater, Florida

April 30, 2012